Exhibit 10.5

Leviston Resources LLC 78 SW 7th St
Miami, Florida 33130

Sanuwave Health Inc.	August 5, 2022
11495 Valley View Road Eden Prairie, MN 55344
Attention: Kevin A. Richardson II

Re:          Securities Purchase Agreement/Future Advance Convertible Promissory Note

Mr. Richardson:

We refer to that certain Securities Purchase Agreement, dated as of April 20, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “SPA”), made by and between (i) Sanuwave Health, Inc., a corporation incorporated under the laws of the State of Nevada (the “Company”), and (ii) Leviston Resources, LLC, a limited liability company organized and existing under the laws of the State of Delaware, as the sole initial purchaser thereunder (the “Purchaser”), pursuant to which (A) the Purchaser agreed to purchase that certain Future Advance Convertible Promissory Note dated as of April 20, 2021 (as amended by that certain letter agreement, dated as of May 14, 2021, and as further amended, supplemented or restated from time to time, the “Note”) from the Company, in an aggregate principal amount of up to Four Million Two Hundred Seventeen Thousand Two Hundred Seventeen and no/100 United States Dollars (US$4,217,217.00), and (B) the Purchaser was issued that certain warrant to purchase 16,666,667 shares of the Company’s Common Stock (the “Warrant”). All amounts owing as of the date hereof under the SPA and the Note shall be referred to herein as of the “Indebtedness”). All capitalized terms used in this letter agreement shall have the same meaning ascribed to them in the SPA, except as otherwise specifically set forth herein.

As discussed, upon the Release Date (as defined below) the Indebtedness shall have been automatically satisfied in full and irrevocably discharged, terminated and released, all obligations and covenants under the Transaction Documents shall be automatically terminated, and the liens and security interests of the Purchaser in any and all of the property of the Company and any guarantors of the Indebtedness shall be automatically discharged, released and terminated, including without limitation, any liens and security interests evidenced by Uniform Commercial Code financing statements and fixture filings, real property mortgages and deeds of trust, and intellectual property security recordations in the United States Patent and Trademark Office or the United States Copyright Office and the Purchaser shall surrender the Warrant to the Company. Notwithstanding anything contained in this letter to the contrary, to the extent that any provisions of the Transaction Documents survive repayment per the terms thereof, such terms shall survive repayment, which for the avoidance of doubt shall include the indemnification provisions set forth in Section 4.11 of the SPA.

For purposes of this letter the “Release Date” shall mean the date upon which (A) the Purchaser shall have received, (i) 16,666,667 shares of Common Stock of the Company (the “Exchange Shares”) in exchange for the Warrant, and (ii) payment by wire transfer of $3,205,715 (the “Payoff Amount”) in cash or in immediately available funds, to the following account:

Routing number:

Swift Code:

Acct #

and (B) the Exchange Shares have been deposited with the Purchaser’s broker.

Upon the Release Date, the Purchaser shall, at the Company’s sole cost and expense:

(i)          authorize (without any further action required by the Purchaser) the Company or its agents, attorneys or designees to file termination statements, mortgage releases and other releases (including, without limitation, on Form UCC-3, intellectual property releases and landlord waiver releases) with all filing offices reasonably necessary or desirable to effect the purposes of this letter agreement;

(ii)          deliver to the Company or its agents, attorneys or designees all instruments evidencing pledged debt and all original stock or equity certificates, stock or equity powers and/or similar possessory collateral (if any); and

(iii)          execute and/or deliver to the Company or its agents, attorneys or designees (to the extent necessary) such other agreements, release, terminations and other documents, filings, recordings and instruments as necessary in order to evidence the termination of the liens and security interests granted pursuant to the SPA and the other related documents and take such other action from time to time as necessary to effect the purposes of this letter agreement, including any appropriate documents to terminate any and all intellectual property security agreements that have been filed with the United States Patent and Trademark Office and/or the United States Copyright Office or similar offices of other jurisdictions, in order to evidence the termination of the liens and security interests, as well as any deposit account control agreement terminations, mortgage releases, and all other instruments, releases and documents evidencing the release of the Purchaser’s security interests and other liens.

If the Company fails to deliver the Exchange Shares or pay the Payoff Amount by August 8, 2022, the Purchaser may in its sole discretion, agree to accept in satisfaction of the Indebtedness, the Exchange Shares and an amount equal to the then Payoff Amount multiplied by 1.02, for every week that the Company fails to make such payment and deliver the Exchange Shares. Notwithstanding the foregoing, if the Company fails to make such payment or deliver the Exchange Shares on or by August 8, 2022, either such failure shall constitute an Event of Default, and the Purchaser shall have been deemed to have delivered an Event of Default Redemption Notice as of such date without any further action on behalf of the Purchaser. The Company agrees to file a Form 8-K by the earlier of (i) 4 days from the date hereof or (ii) twenty-four hours of the Release Date, disclosing the transactions set forth herein and any related financing.

The Company shall cause to be filed with the Securities Exchange Commission (the “SEC”) no later than sixty (60) days after the date of this letter, a registration statement on Form S-1 for the resale of the Exchange Shares, and shall use its best efforts to have the Form S-1 declared effective by the SEC as soon as possible thereafter.

As a condition precedent to the effectiveness of this letter agreement, the Company agrees to deliver a copy of resolutions of the Board of the Company authorizing the execution of this letter agreement.

As of the date hereof, the Company hereby acknowledges that: (i) the Purchaser has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the SPA, the Note and the other Transaction Documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the SPA, the Note and the other Transaction Documents, except as expressly set forth herein.

New York law governs this letter agreement without regard to principles of conflicts of law. The Company and the Purchaser each submit to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York. The Company and the Purchaser each expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and the Company and the Purchaser each hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.

This letter agreement and the SPA, the Note and the other Transaction Documents and the documents executed in connection therewith, contain the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this letter agreement. This letter agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. The parties hereby consent and agree that if this letter agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this letter agreement. In case any provision of this letter agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this letter agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Please indicate your agreement with and acceptance of the terms of this letter agreement by signing in the space provided and returning this letter agreement to our attention at the address above.

[ - signature page follows - ]

Very truly yours,

LEVISTON RESOURCES LLC

By: /s/ R. Rogol
Name: R. Rogol
Title: CFO

ACCEPTED AND AGREED:

SANUWAVE HEALTH, INC.

By: /s/ Kevin A. Richardson II
Name: Kevin A. Richardson II
Title: Chief Executive Officer